Exhibit 23

BERRY . DUNN . MCNEIL & PARKER
BDMP
CERTIFIED PUBLIC ACCOUNTANTS
MANAGEMENT CONSULTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Annual Report (Form 10-K), as amended, of Community Bancorp. of our report dated March 20, 2007, with respect to the consolidated financial statements included in the 2006 Annual Report to Shareholders of Community Bancorp.

We also consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-127024) pertaining to the Community Bancorp. Dividend Reinvestment Plan and in the Registration Statement (Form S-8 No. 333-133631) pertaining to the Community Bancorp. Retirement Savings Plan of our report dated March 20, 2007, with respect to the consolidated financial statements incorporated herein by reference of Community Bancorp. included in the Annual Report (Form 10-K), as amended, for the year ended December 31, 2006.

/s/ Berry, Dunn, McNeil & Parker

Portland, Maine
March 14, 2008
Vermont Registration No. 92-0000278